Release Agreement
This Release Agreement (the “Agreement”), by and between Internap Corporation (the “Company”) and Joanna Lanni (“You” or “Your”) (the Company and You collectively referred to as the “Parties”) is entered into and effective as of May 31, 2019 (the “Effective Date”).
1.Separation Date. The Parties acknowledge and agree that Your employment with the Company terminated effective as of May 31, 2019 (the “Separation Date”).
2.Separation Payment. Provided that You satisfy the conditions of this Agreement, including the return of all Company property, and do not revoke this Agreement, the Company shall pay You a separation payment equal to Fifty Thousand Dollars ($50,000.00), minus all applicable withholdings, including taxes and Social Security (the “Separation Payment”). The Separation Payment shall be paid on the first payroll date that is at least eight (8) days after You return an executed version of this Agreement to the Company’s Chief Administrative Officer in the Human Resources Department, at 250 Williams Street, Suite E-100, Atlanta, Georgia, 30303. Because You are no longer employed, Your rights to any particular employee benefit shall be governed by applicable law and the terms and provisions of the Company’s various employee benefit plans and arrangements. You acknowledge that the Separation Date shall be the date used in determining benefits under all Company employee benefit plans. The Company’s obligation to provide You with the payments set forth above shall terminate immediately upon any breach by You of this Agreement or any post-termination obligations to which You are subject.
Notwithstanding anything to the contrary set forth above, if You breach this Agreement, You acknowledge and agree that: (a) You shall return to the Company ninety-five percent (95%) of the Separation Payment within ten (10) calendar days after receiving notice from the Company of Your breach, as such amount is not deemed earned absent Your full compliance with this Agreement; and (b) the remaining five percent (5%) of the Separation Payment shall constitute full and complete consideration sufficient to support enforcement of this Agreement against You, including, but not limited to, enforcement of Your release of claims set forth below.
3.Release. In exchange for the consideration set forth above, You release and discharge the Company from any and all claims or liability, whether known or unknown, arising out of any event, act or omission occurring on or before the day You sign this Agreement, including, but not limited to, claims to damages for pain and suffering and emotional harm arising out of any promise, agreement, contract, or common law, claims arising out of Your employment or the cessation of Your employment, claims arising out of the Employment Retirement Income Security Act of 1974 (ERISA), 29 U.S.C. §§ 1001-1461, claims for breach of contract, express or implied, or breach of the covenant of good faith and fair dealing, express or implied, tort, defamation, misrepresentation, fraud, negligent or intentional infliction of emotional distress, or negligence, negligent hiring, negligent retention, negligent supervision, negligent training, employment discrimination, retaliation, or harassment, as well as any other statutory or common law claims, at law or in equity, recognized under any federal, state, or local law, including, but not limited to, federal and state wage and hour laws, federal and state whistleblower laws, New Jersey Civil Rights Act, Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Employment Retirement Income Security Act, the Fair Labor Standards Act, the Age Discrimination in Employment Act, OSHA, the New Jersey Law Against Discrimination, New Jersey Family Leave Act, the New Jersey Paid Family Leave Act, New Jersey Worker Freedom from Employer Intimidation Act, The Millville Dallas Airmotive Plant Job Loss Notification Act (“NJ Warn”), and the Conscientious Employee Protection Act, as each may be amended from time to time. You also release any claims for unpaid back pay, sick pay, vacation pay, expenses, bonuses, claims arising out of or relating to equity or other ownership interest in the Company, claims to commissions, attorneys’ fees or any other compensation. You agree that You are not entitled to any additional payment or benefits from the Company, except as set forth in this Agreement. You further agree that You have suffered no harassment, retaliation, employment discrimination, or work-related injury or illness and that you do not believe that this Agreement is a subterfuge to avoid disclosure of sexual harassment or gender discrimination allegations or to waive such claims. You further acknowledge and represent that You (i) have been fully paid (including, but not limited to, any overtime to which You are entitled, if any) for hours You worked for the Company, and (ii) do not claim that the Company violated or denied Your rights under the Fair Labor Standards Act. Notwithstanding the foregoing, the release of claims set forth in this Section does not waive Your right to receive benefits under the Company’s 401(k) or pension plans, if any, that either (a) have accrued or vested prior to the Separation Date, or (b) are intended, under the terms of such plans, to survive Your separation from the Company.
4.ADEA/OWBPA Waiver. By agreeing to this provision, You release and waive any right or claim against the Company1 arising out of Your employment or the termination of Your employment with the Company under the Age Discrimination in Employment Act, as amended, 29 U.S.C. § 621 et seq. (“ADEA”), and the Older Workers Benefit Protection Act, 29 U.S.C. § 621 et seq. (“OWBPA”) (such release and waiver referred to as the “Waiver”). You understand and agree that, (i) this Agreement is written in a manner that You understand; (ii) You do not release or waive rights or claims that may arise after You sign this Agreement; (iii) You waive rights and claims You may have had under the OWBPA and the ADEA, but only in exchange for payments and/or benefits in addition to anything of value to which You are already entitled; (iv) You are advised to consult with an attorney before signing this Agreement; (v) You have twenty-one (21) calendar days from receipt of this Agreement to consider whether to sign it (the “Offer Period”). The Parties agree that the Company may revoke this offer at any time. However, if You sign before the end of the Offer Period, You acknowledge that Your decision to do so was knowing, voluntary, and not induced by fraud, misrepresentation, or a threat to withdraw, alter, or provide different terms prior to the expiration of the Offer Period. You agree that changes or revisions to this Agreement, whether material or immaterial, do not restart the running of the Offer Period; (vi) You have seven (7) calendar days after signing this Agreement to revoke this Agreement (the “Revocation Period”). If You revoke, the Agreement shall not be effective or enforceable and You shall not be entitled to the consideration set forth in this Agreement. To be effective, the revocation must be in writing and received by the Company’s Chief Administrative Officer in the Human Resources Department, at 250 Williams Street, Suite E-100, Atlanta, Georgia, 30303, prior to expiration of the Revocation Period; and (vii) this Waiver shall not become effective or enforceable until the Revocation Period has expired.
5.No Admission of Liability. This Agreement is not an admission of liability by the Company.1 The Company denies any liability whatsoever. The Company enters into this Agreement to reach a mutual agreement concerning Your separation from the Company.
6.Non-Disparagement/Future Employment. You shall not make any disparaging or defamatory statements, whether written or oral, regarding the Company.1 You agree that the Company has no obligation to consider You for employment should You apply in the future.
7.Restrictive Covenants. You acknowledge and agree that: (a) Your position was a position of trust and responsibility with access to Confidential Information, Trade Secrets, and information concerning employees, customers, and prospective customers of the Company; (b) the Trade Secrets and Confidential Information, and the relationship between the Company and its Employees, customers, and prospective customers, are valuable assets of the Company which may not be used for any purpose other than the Company’s Business; (c) the names of customers and prospective customers are considered Confidential Information which constitutes valuable, special, and unique property of the Company; (d) customer and prospective customer lists, and customer and prospective customer information, which have been compiled by the Company represent a material investment of the Company’s time and money; and (e) the restrictions contained in this Agreement, including, but not limited to, the restrictive covenants set forth in this Section, are reasonable and necessary to protect the legitimate business interests of the Company, and they will not impair or infringe upon Your right to work or earn a living.
(a)    Trade Secrets and Confidential Information. You shall not: (i) use, disclose, reverse engineer, divulge, sell, exchange, furnish, give away, or transfer in any way the Trade Secrets or the Confidential Information for any purpose other than the Company’s Business, except as authorized in writing by the Company; (ii) retain any Trade Secrets or Confidential Information, including any copies existing in any form (including electronic form) that are in Your possession or control, or (iii) destroy, delete, or alter the Trade Secrets or Confidential Information without the Company’s prior written consent. The obligations under this Agreement shall: (i) with regard to the Trade Secrets, remain in effect as long as the information constitutes a trade secret under applicable law; and (ii) with regard to the Confidential Information, remain in effect for so long as such information constitutes Confidential Information as defined in this Agreement. The confidentiality, property, and proprietary rights protections available in this Agreement are in addition to, and not exclusive of, any and all other rights to which the Company is entitled under federal and state law, including, but not limited to, rights provided under copyright laws, trade secret and confidential information laws, and laws concerning fiduciary duties. Notwithstanding anything to the contrary set forth in this Agreement, pursuant to the Defend Trade Secrets Act of 2016 (18 U.S.C. § 1833(b)(1)), no individual shall be held criminally or civilly liable under federal or state law for the disclosure of a trade secret that: (1) is made (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (y) solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
(b)    Non-Recruit of Employees. During the Restricted Period, You shall not, directly or indirectly, solicit, recruit, or induce any Employee to (i) terminate his or her employment relationship with the Company, or (ii) work for any other person or entity engaged in the Business. For the avoidance of doubt, the foregoing restriction shall also include prohibiting You from disclosing to any third party the names, background information, or qualifications of any Employee, or otherwise identifying any Employee as a potential candidate for employment. The restrictions set forth in this Section shall apply only to Employees (a) with whom You had Material Interaction, or (b) You, directly or indirectly, supervised.
(c)    Non-Solicitation of Customers. During the Restricted Period, You shall not, directly or indirectly, solicit any Customer of the Company for the purpose of selling or providing any products or services competitive with the Business. The restrictions set forth in this Section apply only to Customers (1) with whom or which You dealt on behalf of the Company; (2) whose dealings with the Company were coordinated or supervised by You; (3) about whom You obtained Confidential Information in the ordinary course of business as a result of Your association with the Company; or (4) who receives products or services authorized by the Company, the sale or provision of which results or resulted in compensation, commissions, or earnings for You within eighteen (18) months prior to the date of Your termination.
(d)    Non-Solicitation of Prospective Customers. During the Restricted Period, You shall not, directly or indirectly, solicit any Prospective Customer of the Company for the purpose of selling or providing any products or services competitive with the Business. The restrictions set forth in this Section apply only to Prospective Customers (1) with whom or which You dealt on behalf of the Company; (2) whose dealings with the Company were coordinated or supervised by You; or (3) about whom You obtained Confidential Information in the ordinary course of business as a result of Your association with the Company.
(e)    Definitions. For purposes of this Section 7 only, capitalized terms shall be defined as follows:
(i)    “Business” means the business of providing information technology (IT) infrastructure services that enable businesses to securely store, host, access and deliver their online applications and media content through the Internet. Such services include, but are not limited to: (A) Internet connectivity, (B) colocation services, (C) hosting services, (D) CDN services, and (E) “Cloud” computing services.
(ii)    “Confidential Information” means (1) information of the Company, to the extent not considered a Trade Secret under applicable law, that (a) relates to the business of the Company, (b) was disclosed to You or of which You became aware of as a consequence of Your relationship with the Company, (c) possesses an element of value to the Company, and (d) is not generally known to the Company’s competitors, and (2) information of any third party provided to the Company which the Company is obligated to treat as confidential, including, but not limited to, information provided to the Company by its licensors, suppliers, or customers. Confidential Information includes, but is not limited to, (i) methods of operation, (ii) price lists, (iii) financial information and projections, (iv) personnel data, (v) future business plans, (vi) the composition, description, schematic or design of products, future products or equipment of the Company or any third party, (vii) work product, (viii) advertising or marketing plans, and (ix) information regarding independent contractors, employees, clients, licensors, suppliers, Customers, Prospective Customers, or any third party, including, but not limited to, the names of Customers and Prospective Customers, Customer and Prospective Customer lists compiled by the Company, and Customer and Prospective Customer information compiled by the Company. Confidential Information shall not include any information that (x) is or becomes generally available to the public other than as a result of an unauthorized disclosure, (y) has been independently developed and disclosed by others without violating this Agreement or the legal rights of any party, or (z) otherwise enters the public domain through lawful means.
(iii)    “Customer” means any person or entity to which the Company has sold its products or services.
(iv)    “Employee” means any person who (i) is employed by the Company at the time Your employment with the Company ends, or (ii) was employed by the Company during the last year of Your employment with the Company (or during Your employment if employed less than a year).
(v)    “Material Interaction” means any interaction with an Employee which related, directly or indirectly, to the performance of Your duties or the Employee’s duties for the Company.
(vi)    “Prospective Customer” means any person or entity to which the Company has solicited to purchase the Company’s products or services within the last twelve (12) months.
(vii)    “Restricted Period” means six (6) months after the Separation Date.
(viii)    “Trade Secrets” means information of the Company, and its licensors, suppliers, clients, and customers, without regard to form, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, a list of actual customers, clients, licensors, or suppliers, or a list of potential customers, clients, licensors, or suppliers which is not commonly known by or available to the public and which information (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.
(f)    Injunctive Relief. If You breach or threaten to breach any portion of this Section, You agree that: (a) the Company would suffer irreparable harm; (b) it would be difficult to determine damages, and money damages alone would be an inadequate remedy for the injuries suffered by the Company; and (c) if the Company seeks injunctive relief to enforce this Agreement, You shall waive and shall not (i) assert any defense that the Company has an adequate remedy at law with respect to the breach, (ii) require that the Company submit proof of the economic value of any Trade Secret or Confidential Information, or (iii) require the Company to post a bond or any other security. Nothing contained in this Agreement shall limit the Company’s right to any other remedies at law or in equity.
(g)    Independent Enforcement. Each of the covenants set forth in this Section 7 of this Agreement shall be construed as an agreement independent of (i) each of the other covenants set forth in Section 7, (ii) any other agreements, or (iii) any other provision in this Agreement, and the existence of any claim or cause of action by You against the Company, whether predicated on this Agreement or otherwise, regardless of who was at fault and regardless of any claims that either You or the Company may have against the other, shall not constitute a defense to the enforcement by the Company of any of the covenants set forth in Section 7 above. The Company shall not be barred from enforcing any of the covenants set forth in Section 7 above by reason of any breach of (y) any other part of this Agreement, or (z) any other agreement with You.
8.Confidentiality. You acknowledge and agree that neither You nor anyone acting on Your behalf has made or will make any disclosures concerning the existence or terms of this Agreement to any person or entity, including, but not limited to, any representative of the media, Internet web page, social networking site, “blog” or “chat room,” judicial or administrative agency or body, business entity or association, except: (a) Your spouse; (b) Your attorneys, accountants or financial advisors; or (c) any court or government agency pursuant to an official request by such government agency, court order or legally enforceable subpoena. If You are contacted, served or learn that You will be served with a subpoena to compel Your testimony or the production of documents concerning this Agreement or Your employment with the Company, You agree to immediately notify the Company’s Chief Administrative Officer in the Human Resources Department, by telephone and as soon as possible thereafter in writing. If You disclose the existence or terms of this Agreement pursuant to sub-clauses (a) or (b) of this paragraph, You shall inform such person or entity (i) of this confidentiality provision, and (ii) to maintain the same level of confidentiality required by this provision. Any breach of this provision by such person or entity shall be considered a breach by You. You may not use this Agreement as evidence, except in a proceeding in which a breach of this Agreement is alleged.
9.Return of Company Property. You shall immediately return to the Company all of the Company’s property, including, but not limited to, computers, computer equipment, office equipment, mobile phone, keys, passcards, credit cards, confidential or proprietary lists (including, but not limited to, customer, supplier, licensor, and client lists), tapes, laptop computer, electronic storage device, software, computer files, marketing and sales materials, and any other property, record, document, or piece of equipment belonging to the Company. You shall not (a) retain any copies of the Company’s property, including any copies existing in electronic form, which are in Your possession, custody, or control, or (b) destroy, delete, or alter any Company property, including, but not limited to, any files stored electronically, without the Company’s prior written consent. The obligations contained in this Section shall also apply to any property which belongs to a third party, including, but not limited to, (i) any entity which is affiliated or related to the Company, or (ii) the Company’s customers, licensors, or suppliers.
10.Prohibited Post-Employment Activities. You acknowledge and agree that, effective as of the Separation Date: (a) You removed any reference to the Company as Your current employer from any source You control, either directly or indirectly, including, but not limited to, any Social Media such as LinkedIn, Facebook, Google+, Twitter, and/or Instagram, and (b) You are not permitted to represent Yourself as currently being employed by the Company to any person or entity, including, but not limited to, on any Social Media. For purposes of this Section, “Social Media” means any form of electronic communication (such as Web sites for social networking and micro blogging) through which users create online communities to share information, ideas, personal messages and other content, such as videos.
11.Attorneys’ Fees. In the event of litigation relating to this Agreement other than a challenge to the Waiver, the Company shall, if it is the prevailing party, be entitled to recover attorneys’ fees and costs of litigation, in addition to all other remedies available at law or in equity.
12.Entire Agreement. This Agreement constitutes the entire agreement between the Parties. This Agreement supersedes any prior communications, agreements, or understandings, whether oral or written, between the Parties arising out of or relating to Your employment and the termination of that employment. The covenants set forth in Section 7 of this Agreement do not supersede any previous restrictive covenants entered into by the Parties. Any such prior restrictive covenants remain in full force and effect, and shall survive cessation of Your employment. Other than the terms of this Agreement, no other representation, promise, or agreement has been made with You to cause You to sign this Agreement.
13.Non-Interference. Notwithstanding anything to the contrary set forth in this Agreement or in any other agreement between You and the Company, nothing in this Agreement or in any other agreement shall limit Your ability, or otherwise interfere with Your rights, to (a) file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission, or any other federal, state, or local governmental agency or commission (each a “Government Agency”), (b) communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company, (c) receive an award for information provided to any Government Agency, or (d) engage in activity specifically protected by Section 7 of the National Labor Relations Act, or any other federal or state statute or regulation.
14.Governing Law/Consent to Jurisdiction. The laws of the State of New Jersey, and the Defend Trade Secrets Act of 2016, where applicable, shall govern this Agreement. If New Jersey’s conflict of law rules would apply another state’s laws, the Parties agree that New Jersey law shall still govern. You agree that any and all claims arising out of or relating to this Agreement shall be brought solely and exclusively in a state or federal court of competent jurisdiction in New Jersey. You consent to the personal jurisdiction of the state and/or federal courts located in New Jersey. You waive (a) any objection to jurisdiction or venue, or (b) any defense claiming lack of jurisdiction or improper venue, in any action brought in such courts.
15.Voluntary Agreement. You acknowledge the validity of this Agreement and represent that You have the legal capacity to enter into this Agreement. You acknowledge and agree You have carefully read the Agreement, know and understand the terms and conditions, including its final and binding effect, and sign it voluntarily.
16.Execution. This Agreement may be executed in one or more counterparts, including, but not limited to, facsimiles and scanned images, and it shall not be necessary that the signatures of all Parties hereto be contained on any one counterpart. Each counterpart shall for all purposes be deemed to be an original, and each counterpart shall constitute this Agreement.
If the terms set forth in this Agreement are acceptable, please initial each page, sign below, and return the signed original to the Company on or before the 21st day after You receive this Agreement. You understand that this Agreement can be revoked at any time prior to expiration of the Offer Period. If the Company does not revoke and does not receive a signed original on or before the 21st day after You receive this Agreement, then this offer is automatically revoked and You shall not be entitled to the consideration set forth in this Agreement.
IN WITNESS WHEREOF, the Parties hereto have executed this Agreement to be effective as of the Effective Date.

Internap Corporation By: /s/ John D. Filipowicz Its: SVP & Chief Administrative Officer Date: 6/3/2019	Joanna Lanni /s/ Joanna Lanni Date: 5/31/2019

1
JL
Employee’s Initials